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Exhibit 23.1

[Deloitte & Touche LLP Letterhead]

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Power-One, Inc. on Form S-8 of our report dated January 19, 2001, appearing in the Annual Report on Form 10-K of Power-One, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Los Angeles, California
October 2, 2001

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INDEPENDENT AUDITORS' CONSENT